UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 22, 2007

FIRSTGOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20722	16-1400479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3108 Gabbert Drive, Suite 210 Cameron Park, CA	95682
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 677-5974

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On June 22, 2007, Firstgold Corp. sold 18,843,421 Units at a price of $.45 per Unit.  Each Unit consisted of one share of Firstgold’s common stock and 1/2 warrant to purchase a share of Firstgold’s common stock at an exercise price of $.65 per share.  The warrants are exercisable for a term of 18 months.  Firstgold raised gross proceeds of $8,479,539 from the sale of the Units. The Units are subject to a qualification condition that if the shares issued in the Units are not registered in the United States or become listed for trading on the Toronto Stock Exchange by November 15, 2007, the shares and warrants issued in each Unit will be increased by 10%. The Canadian selling agent which participated in this offering was paid a selling commission of 7% or $593,568 and was issued broker’s units equal to 10.5% of the Units sold which represents 1,978,559 shares of Firstgold’s common stock and warrants to purchase 989,279 shares of Firstgold’s common stock at an exercise price of $.65 per share. The broker’s warrants are exercisable for a term of 18 months.
The Units were offered and sold exclusively to individuals residing or entities formed outside the United States who were not deemed to be “US persons” as that term is defined under Regulation S of the Securities Act of 1933.  Each investor represented that it was purchasing such Units for its own account.  Both the offer and the sale of the Firstgold Units were made outside the United States in “offshore transactions” as that term is defined under Regulation S.  The shares and warrants are deemed to be “restricted securities” as defined in Rule 144 under the Securities Act of 1933 and bear a restrictive legend.

Item 5.02	Appointment of New Director

On June 26, 2007, Firstgold’s Board of Directors accepted the resignation of James Kluber as a director and appointed Fraser Berrill to the Board.  Mr. Kluber will continue to serve as CFO, Exective Vice President and Secretary.
Fraser Berrill is currently the CEO and President of Renasant Financial Partners, which is a publicly held financial services and technology trading organization.  He also serves as a Trustee of Vicwest Income Fund and a number of private companies.  From 1991 to 2000, Mr. Berrill was Senior Vice-President, Corporate Development of publicly held Acklands Limited, which sold its industrial distribution and auto parts assets to WW Grainger and Carquest transforming into Morguard Corporation.  Positions held prior to that included Vice-President, Corporate Development for the Paja Group and President of the Sherman group of companies.  In addition, Mr. Berrill was a member of the litigation team for Osler, Hoskin & Harcourt LLP from 1975 to 1981.
The Board also elected Steven Ackerfeldt as the Chairman of the Board replacing A. Scott Dockter who will continue as a director and as Chief Executive Officer and President.

Item 9.01	Financial Statements and Exhibits

Exhibits.

99.(a)	Press Release dated June 26, 2007
99.(b)	Press Release dated June 27, 2007
4.6	Form of Warrant dated June 22, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTGOLD CORP.

Date: June 28, 2007	By:	/s/ A. SCOTT DOCKTER
A. Scott Dockter, Chief Executive Officer